EXHIBIT 10.1E

EXHIBIT E: NOTICE

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF SOUTH CAROLINA
CHARLESTON DIVISION

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IN RE: AQUEOUS FILM-FORMING	)	MDL No. 2:18-mn-02873
FOAMS PRODUCTS LIABILITY	)
LITIGATION	)
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NOTICE OF PROPOSED CLASS ACTION SETTLEMENT AND COURT APPROVAL HEARING

TO: All Public Water Systems in the United States of America that draw or otherwise collect from any Water Source that, on or before June 30, 2023, was tested or otherwise analyzed for PFAS and found to contain any PFAS at any level; and

All Public Water Systems in the United States of America that, as of June 30, 2023, are (i) subject to the monitoring rules set forth in UCMR 5 (i.e., “large” systems serving more than 10,000 people and “small” systems serving between 3,300 and 10,000 people), or (ii) required under applicable state or federal law to test or otherwise analyze any of their Water Sources or the water they provide for PFAS before the UCMR 5 Deadline.

All capitalized terms not otherwise defined herein shall have the meanings set forth in the Settlement Agreement and the Allocation Procedures, available for review at www.PFASWaterSettlement.com.

A FEDERAL COURT APPROVED THIS NOTICE. PLEASE READ THIS NOTICE CAREFULLY, AS THE PROPOSED SETTLEMENT DESCRIBED BELOW MAY AFFECT YOUR LEGAL RIGHTS AND PROVIDE YOU WITH POTENTIAL BENEFITS. THIS IS NOT A NOTICE OF A LAWSUIT AGAINST YOU OR A SOLICITATION FROM A LAWYER.

I.
WHAT IS THE PURPOSE OF THIS NOTICE?

The purpose of this Notice is (i) to advise you that a proposed settlement (referred to as the “Settlement”) has been reached with the defendants The Chemours Company, The Chemours Company FC, LLC, DuPont de Nemours, Inc., Corteva, Inc., and E.I. DuPont de Nemours and Company n/k/a EIDP, Inc. (each, a “Settling Defendant” and collectively, “Settling Defendants”) in the above-captioned lawsuit (the “Action”) pending in the United States District Court for the

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EXHIBIT 10.1E

District of South Carolina (the “Court”); (ii) to summarize your rights in connection with the Settlement; and (iii) to inform you of a Court hearing to consider whether to grant final approval of the Settlement, to be held on DATE at TIME, before the Honorable Richard M. Gergel, United States District Judge of the United States District Court for the District of South Carolina, located at 85 Broad Street, Charleston, South Carolina 29401.

If you received this Notice about the proposed Settlement in the mail, then you have been identified as a potential Settlement Class Member according to the Parties’ records. Please read this Notice carefully.

II.
WHAT IS THE ACTION ABOUT?

Class Representatives are Public Water Systems that have filed actions against Settling Defendants and other defendants, which actions are currently pending in the above-captioned multi-district litigation, In Re: Aqueous Film-Forming Foams Products Liability Litigation, MDL No. 2:18-mn-2873 (D.S.C.) (the “MDL”).

Class Representatives have alleged that they have suffered harm resulting from the presence of PFAS in Drinking Water and/or are required to monitor for the presence of PFAS in Drinking Water and that Settling Defendants are liable for damages and other forms of relief to compensate for such harm and costs.

In addition to the MDL, certain other cases are pending against Settling Defendants asserting Released Claims (collectively with the MDL, all pending litigation brought by or on behalf of a Releasing Person against a Released Person involved Released Claims shall be referred to as the “Litigation”).

There are numerous defendants in addition to Settling Defendants in the MDL and the cases comprising the Litigation. Those other defendants are not part of this Settlement Agreement. The Class Representatives and Settlement Class Members will remain able to seek separate and additional PFAS-related recoveries from those other defendants in addition to the Settlement Amount here. The Parties agree, and Class Counsel have a reasonable basis to believe, that the Settling Defendants collectively comprise a very small share of MDL defendants’ total alleged PFAS-related liabilities, on the order of approximately 3-7% or less.

The Settling Defendants deny the allegations in the Litigation and all other allegations relating to the Released Claims and deny that they have any liability to Class Representatives, the Settlement Class, or any Settlement Class Member for any Claims of any kind, and would assert a number of legal and factual defenses against such Claims if they were litigated to conclusion (including against certification of any purported class for litigation purposes).

This Notice should not be understood as an expression of any opinion by the Court as to the merits of the Class Representatives’ claims or the Settling Defendants’ defenses.

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EXHIBIT 10.1E

III.
WHO IS PART OF THE PROPOSED SETTLEMENT?

The Class Representatives and Settling Defendants have entered into the Settlement Agreement to resolve Claims relating to PFAS contamination of Public Water Systems. The Court has preliminarily approved the Settlement Agreement as fair, reasonable, and adequate. The Court will hold a Final Fairness Hearing, as described below, to consider whether to make the Settlement final.

The Settlement Class consists of each of the following:

(a) All Public Water Systems in the United States of America that draw or otherwise collect from any Water Source that, on or before June 30, 2023, was tested or otherwise analyzed for PFAS and found to contain any PFAS at any level;

AND

(b) All Public Water Systems in the United States of America that, as of June 30, 2023, are (i) subject to the monitoring rules set forth in UCMR 5 (i.e., “large” systems serving more than 10,000 people and “small” systems serving between 3,300 and 10,000 people), or (ii) required under applicable state or federal law to test or otherwise analyze any of their Water Sources or the water they provide for PFAS before the UCMR 5 Deadline.

Not all Public Water Systems are potential Settlement Class Members: specifically, Public Water Systems that are owned and operated by a State or the federal government, and cannot sue or be sued in their own name, as well as certain other systems set forth below, are expressly excluded from the Settlement Class. In addition, Public Water Systems that do not fall within the Settlement Class definition set forth above are not Settlement Class Members.

The following are excluded from the Settlement Class:

a)
Any Public Water System that is located in Bladen, Brunswick, Columbus, Cumberland, New Hanover, Pender, or Robeson counties in North Carolina; provided, however, that any such system will be included within the Settlement Class if it so requests.
b)
Any Public Water System that is owned and operated by a State government and cannot sue or be sued in its own name, as listed in Exhibit I to the Settlement Agreement.
c)
Any Public Water System that is owned and operated by the federal government and cannot sue or be sued in its own name, as listed in Exhibit J to the Settlement Agreement.
d)
Any privately owned well or surface water system that is not owned by, used by, or otherwise part of, and does not draw water from, a Public Water System

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EXHIBIT 10.1E

within the Settlement Class.

“UCMR 5” means the United States Environmental Protection Agency’s (“U.S. EPA”) fifth Unregulated Contaminant Monitoring Rule, published at 86 Fed. Reg. 73131.

“UCMR 5 Deadline” means (i) December 31, 2025, or (ii) such later date to which the deadline for completion of sample collection under UCMR 5 may be extended by the U.S. EPA.

“Water Source” means any groundwater well, surface water intake, and any other intake point from which a Public Water System draws or collects Drinking Water, including water it provides or collects, treats or stores for distribution to customers or users.

IV.
WHAT ARE THE KEY TERMS OF THE PROPOSED SETTLEMENT?

The key terms of the proposed Settlement are as follows.

1.
Settlement Amount. Settling Defendants have agreed to pay the total and maximum dollar amount of one billion one hundred eighty-five million dollars ($1,185,000,000) (the “Settlement Amount”), subject to final approval of the Settlement by the Court and certain other conditions specified in the Settlement Agreement. In no event shall the Settling Defendants be required under the Settlement Agreement to pay any amounts above the Settlement Amount. Any fees, costs, expenses, or incentive awards payable under the Settlement Agreement shall be paid out of, and shall not be in addition to, the Settlement Amount.
2.
Settlement Benefit. Each Settlement Class Member who has not excluded itself from the Settlement Class will be eligible to receive a settlement check(s) from the Claims Administrator based on the Allocation Procedures developed by Class Counsel, which are subject to final approval by the Court as fair and reasonable. Each Settlement Class Member’s settlement amount will be based on information submitted by Settlement Class Members in their Claims Forms and will depend on each Impacted Water Source’s flow rate and level of concentration as compared to all other Settlement Class Members’ Impacted Water Sources. The allocation process is described below. Precisely how much each Settlement Class Member will receive is unknown at this time because it depends on all the information submitted by all Settlement Class Members.
3.
Settlement Administration. The Court will appoint a Special Master and Claims Administrator pursuant to Rule 53 of the Federal Rules of Civil Procedure (FRCP) to oversee the allocation of the Settlement Funds. They will adhere to their duties set forth herein and in the Settlement Agreement. The Special Master will generally oversee the Claims Administrator and make any final decision(s) related to any appeals by Qualifying Settlement Class Members and any ultimate decision(s) presented by the Claims Administrator. The Claims Administrator will perform the actual modeling, allocation and payment distribution functions. The Claims Administrator will seek assistance from the Special Master when needed. The Claims Administrator may seek the assistance of the Plaintiffs’ Executive Committee (“PEC”) consultants who assisted in providing guidance in designing the Allocation Procedures.

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EXHIBIT 10.1E

Allocation Procedures Overview

The Allocation Procedures were designed to fairly and equitably allocate the Settlement Funds among Qualifying Settlement Class Members to resolve PFAS contamination of Public Water Systems in such a way that reflects factors used in designing a water treatment system in connection with such contamination. Both the volume of contaminated water and the degree of contamination are the main factors in calculating the cost of treating PFAS contamination; the Allocation Procedures use scientific and EPA-derived formulas to arrive at Allocated Amounts that proportionally compensate Qualifying Settlement Class Members for PFAS-related treatment. The Allocation Procedures are appended as Exhibit C to the Settlement Agreement.

1.
Claims Form Process. The Claims Administrator will verify that each Entity that submits a Claims Form is a Qualifying Settlement Class Member and will confirm the category into which the Settlement Class Member falls.

•
Settlement Class Members fall into one of two categories: Phase One Qualifying Settlement Class Members or Phase Two Qualifying Settlement Class Members. Phase One Qualifying Settlement Class Members will be allocated 55% of the Settlement Funds and Phase Two Qualifying Class Members will be allocated 45% of the Settlement Funds.
o
A Phase One Qualifying Settlement Class Member is a Public Water System that draws or otherwise collects from any Water Source that tested or otherwise analyzed on or before June 30, 2023 and found to contain any PFAS at any level. The Claims Administrator will establish five separate payment sources from which Phase One Qualifying Settlement Class Members may receive Settlement Funds. Such Settlement Class Members will be eligible for compensation from at least one and potentially more of the payment sources. These sources, and the criteria the Claims Administrator will use to determine the amount each Phase One Qualifying Settlement Class Member will receive from them, are described below and fully in the Allocation Procedures.

Exhibit E Page 5

EXHIBIT 10.1E

o
A Phase Two Qualifying Settlement Class Member is a Public Water System that is not a Phase One Qualifying Settlement Class Member and is subject to the monitoring rules set forth in UCMR 5 or other applicable state or federal law. The Claims Administrator will establish five separate payment sources from which Phase Two Qualifying Settlement Class Members may receive Settlement Funds. Such Settlement Class Members will be eligible for compensation from at least one and potentially more of these payment sources, one of which will be to offset the costs of PFAS testing. These sources, and the criteria the Claims Administrator will use to determine the amount each Phase Two Qualifying Settlement Class Member will receive from them, are described below and fully in the Allocation Procedures.

The initial step for establishing Settlement Class Membership and eligibility for compensation from any of the Settlement Funds is the completion of the Claimant Information Form. After a Person completes the Public Water System Settlement Claims Form, the Settlement Class Member will be provided with additional relevant Claims Form(s) for the payment sources for which the Settlement Class Member may be eligible. The term “Claims Form” may refer to the Public Water System Settlement Claims Form and any of seven additional separate forms:

1.
Phase One Action Fund Claims Form;
2.
Phase One Supplemental Fund Claims Form;
3.
Phase One Special Needs Fund Claims Form;
4.
Phase Two Testing Claims Form;
5.
Phase Two Action Fund Claims Form;
6.
Phase Two Supplemental Fund Claims Form; and
7.
Phase Two Special Needs Fund Claims Form

These Claims Forms will be available online and can be submitted to the Claims Administrator electronically or on paper. The Claims Forms will vary depending on the applicable Settlement Class Membership category (Phase One or Phase Two) and on the specific sources from which compensation is sought. The Claims Forms are appended as Exhibit D to the Settlement Agreement.

Exhibit E Page 6

EXHIBIT 10.1E

The Claims Administrator will review each Claims Form, verify the completeness of the data it contains, and follow up as appropriate, including to notify Settlement Class Members of the need to cure deficiencies in their submission(s), if any. Based on this data, the Claims Administrator will then confirm whether each Settlement Class Member is a Phase One Qualifying Settlement Class Member or Phase Two Qualifying Settlement Class Member and determine the amount each Settlement Class Member is owed from each payment source from which the Settlement Class Member seeks compensation. Should any portion of the Settlement Funds remain following the completion of the Claims process, they will be distributed to certain Qualifying Settlement Class Members in a pro rata fashion in proportion to their respective Allocated Amounts. None of any such remaining Settlement Funds shall be returned to the Settling Defendants.

4.
Payment of Settlement Amount. Within ten (10) Business Days after Preliminary Approval, Settling Defendants shall pay or cause to be paid the Settlement Amount in full, in accordance with the payment terms set forth in the Settlement Agreement. If the Settlement does not become final, Settling Defendants are entitled to a refund of the unused Settlement Funds, and no distribution to Settlement Class Members will occur.

5.
Release. All Settlement Class Members who have not excluded themselves from the Settlement Class will release certain Claims against the Settling Defendants, their affiliates, certain predecessors and successors, and other persons as set forth in the Settlement Agreement. This is referred to as the “Release.” Generally speaking, the Release will prevent any Settlement Class Member from bringing any lawsuit against the Settling Defendants or making any claims resolved by the Settlement Agreement.

The Release, as set forth in Paragraphs 12.1 through 12.9 of the Settlement Agreement, will be effective as to every Settlement Class Member who has not excluded itself from the Settlement Class, regardless of whether or not that Settlement Class Member files a Claims Form or receives any distribution from the Settlement.

6.
Attorney Fee/Litigation Cost and Class Representative Awards. The Court will determine the amounts of attorneys’ fees and expenses to award to Class Counsel from the Settlement Amount for investigating the facts and law in the Action, the massive amount of litigation surrounding the Action, the trial preparations, and negotiating the proposed Settlement. Class Counsel will request an award of all attorneys’ fees and expenses in the amounts due under the Holdback Provisions set forth in CMO No. 3. Class Counsel will make their request in a motion for attorneys’ fees and costs in accordance with Section 11.2 of the Settlement Agreement. Class Counsel intend to file a motion for an award of attorneys’ fees and costs that will request that amounts due under the Holdback Provisions set forth in Case Management Order No. 3, private attorney/client contracts, and fees of Class Counsel all be paid from the Qualified Settlement Fund. Class Counsel intend to file such motion with the Court at least twenty (20) days before the Final Fairness Hearing. After the motion for attorneys’ fees and costs is filed, copies will be available from Class Counsel, the Settlement website (www.PFASWaterSettlement.com), or from the Court docket for City of Camden, et al., v. E.I. DuPont de Nemours and Company, et al., No. 2:23-cv-XXXX-RMG.

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EXHIBIT 10.1E

Any attorneys’ fees, costs, and expenses approved by the Court will be paid from the Settlement Amount.

7.
Settlement Administration. All fees, costs, and expenses incurred in the administration and/or work by the Notice Administrator, including fees, costs, and expenses of the Notice Administrator, as well as the costs of distributing the Notice, shall be paid from the Settlement Amount. All fees, costs, and expenses incurred in the administration and/or work by the Claims Administrator, including fees, costs, and expenses of the Claims Administrator, shall be paid from the Settlement Amount. All fees, costs, and expenses incurred in the administration and/or work by the Special Master, including fees, costs, and expenses of the Special Master, shall be paid from the Settlement Amount. Settling Defendants shall have no obligation to pay any such fees, costs, and expenses other than the Settlement Amount.

8.
Dismissal of the Litigation. If the Settlement is approved by the Court and becomes final, all pending Litigation will be dismissed with prejudice to the extent it contains Released Claims. If the Settlement is not approved by the Court or does not become final for any reason, the Litigation will continue, and Class Members will not be entitled to receive any Settlement Benefit.

THE PARAGRAPHS ABOVE PROVIDE ONLY A GENERAL SUMMARY OF THE TERMS OF THE PROPOSED SETTLEMENT. YOU CAN REVIEW THE SETTLEMENT AGREEMENT ITSELF FOR MORE INFORMATION ABOUT THE EXACT TERMS OF THE SETTLEMENT. THE SETTLEMENT AGREEMENT IS AVAILABLE AT WWW.PFASWATERSETTLEMENT.COM.

V.
HOW WILL SETTLEMENT FUNDS BE DIVIDED AMONG CLASS MEMBERS?

1.
Baseline Testing. Phase One and Phase Two Settlement Class Members must perform “Baseline Testing” – that is, Settlement Class Members must test every Water Source they own for PFAS. By performing Baseline Testing to determine which Water Sources have current PFAS detections, each Settlement Class Member will be able to submit Claims Forms, have its Water Sources scored, and receive Allocated Awards based on those scores.

Baseline Testing requires that each Water Source be analyzed for at least the 29 PFAS chemicals required under UCMR 5, using a methodology consistent with the requirements of UCMR 5 or applicable State requirements (if stricter). Any Water Source tested before December 7, 2021 that did not result in a PFAS detection must retest. Any Water Source that tested before June 30, 2023 that did result in a PFAS detection does NOT need to retest. However, you would still be required to test any other Water Sources that have not previously had a detection.

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EXHIBIT 10.1E

Baseline Testing is different from what the EPA requires for UCMR 5. Under UCMR 5, a Public Water System is required to test for PFAS only at the entry points to its distribution system, but Baseline Testing requires Settlement Class Members to test every Water Source. Because Baseline Testing requires more testing than UCMR 5, Phase Two Settlement Class Members will be compensated out of the Settlement Funds for the costs of testing each Water Source to meet Baseline Testing requirements. Baseline Testing Claims Forms must be received by DATE.

Baseline Testing may be performed by any laboratory accredited by a state government or federal regulatory agency for PFAS analysis that uses any state- or federal agency-approved PFAS analytical method that is consistent with (or stricter) than the requirements of UCMR 5.

Class Counsel has arranged for discounted testing with the following laboratory to assist Settlement Class Members with Baseline Testing. The listed laboratory will forward the test results to the Claims Administrator. There is no requirement to use the listed laboratories.

Eurofins

Telephone Number: 916-374-4499

Website: https://www.eurofinsus.com/environment-testing/pfas-testing/pfas-water-provider-settlement/

2.
Base Scores for Water Sources. The Allocation Procedures are designed to allocate money based on factors that dictate the costs of water treatment. It is well documented in the scientific literature and well known throughout the public water industry that the costs associated with water treatment consist of 1) capital costs and 2) operation and maintenance costs. Capital costs are mainly driven by the Impacted Water Source’s flow rate. Operation and maintenance costs are mainly driven by the levels of PFAS in the water. The Allocation Procedures utilize capital costs and operation and maintenance costs to generate a score for each Impacted Water Source. The Claims Administrator will input the flow rates and PFAS concentrations from the Claims Forms into an EPA-derived formula that calculates a Base Score for each Impacted Water Source.

3.
Adjusted Base Scores. Certain Class Members will be eligible for increased scores. Based on the Claims Forms submitted, the Claims Administrator will determine if a Settlement Class Member is eligible for three available enhancements to the score: the Litigation Bump, the Bellwether Bump, and the Regulatory Bump. A Settlement Class Member may qualify for none, one, or multiple bumps.

The Litigation Bump will apply to Settlement Class Members with a pending lawsuit against the Settling Defendants alleging PFAS contaminated Drinking Water. The Bellwether Bump will apply to the ten Settlement Class Members that served as the Public Water Provider Bellwether plaintiffs. The Regulatory Bump will apply when an Impacted Water Source exceeds an applicable state Maximum Contaminant Level (MCL) or the proposed federal MCL as of DATE.

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EXHIBIT 10.1E

After the Claims Administrator applies the appropriate bumps to each Impacted Water Source, the Claims Administrator will use the new Adjusted Base Scores to determine how much of the Settlement Funds each Impacted Water Source will receive.

4.
Very Small Public Water System Payments. All Phase One and Phase Two Settlement Class Members that are listed in the Safe Drinking Water Information System (SDWIS) as Transient Non-Community Water Systems (TNCWS) and Non-Transient Non-Community Water Systems (NTNCWS) serving less than 3,300 people may apply for Phase One or Phase Two Very Small Public Water System Payments. Phase One Very Small Public Water System Claims Forms are due by DATE and Phase Two Very Small Public Water System Claims Forms are due by DATE. The Claims Administrator will issue a payment of $1,250 to the TNCWS and $1,750 to the NTNCWS serving less than 3,300 people.

5.
Allocated Amounts. The information required to calculate Allocated Amounts is not publicly available and is only obtainable through the Claims Forms submitted by Settlement Class Members. Thus, the Allocated Amount that each Settlement Class Member will receive is not determinable until the Claims Administrator analyzes all the Claims Forms submitted by the Claims Form deadlines.

6.
Special Needs Funds. Special Needs Funds will be established by the Claims Administrator for Phase One and Phase Two Settlement Class Members that have expended monetary resources on extraordinary efforts to address PFAS contamination in their Impacted Water Sources. Settlement Class Members can file a Special Needs Fund Claims Form to be considered for reimbursement of these expenditures.

7.
Supplemental Funds. The Claims Administrator will also establish Phase One and Phase Two Supplemental Funds so that Settlement Class Members who did not initially exceed a state or federal MCL when it submitted its Claims Form can request additional funds if it later exceeds a state or federal MCL.

VI.
WHO REPRESENTS THE SETTLEMENT CLASS?

The Court has appointed the attorneys from the following law firms to act as counsel for the Class (referred to as “Class Counsel” or “Plaintiffs’ Counsel”) for purposes of the proposed Settlement:

Scott Summy Baron & Budd, P.C. 3102 Oak Lawn Ave., Ste. 1100 Dallas, Texas 75219	Michael A. London Douglas & London 59 Maiden Lane, 6th Floor New York, NY 10038	Paul J. Napoli Napoli Shkolnik 1302 Av. Ponce de Leon San Juan, Puerto Rico 00907
Elizabeth A. Fegan Fegan Scott LLC 150 S. Wacker Drive, 24th Floor Chicago, IL 60606

Exhibit E Page 10

EXHIBIT 10.1E

VII.
WHAT ARE THE REASONS FOR THE PROPOSED SETTLEMENT?

Class Counsel, Class Representatives, and Settling Defendants have engaged in extensive, arm’s-length negotiations, including negotiations facilitated by a Court-appointed mediator, and have, subject to the Preliminary and Final Approval of the Court, reached an agreement to settle and release all Released Claims, on the terms and conditions set forth in the Settlement Agreement.

Class Representatives and Class Counsel have concluded, after a thorough investigation and after carefully considering the relevant circumstances, including the Claims asserted, the legal and factual defenses thereto, the applicable law, the burdens, risks, uncertainties, and expense of litigation, as well as the fair, cost-effective, and assured method of resolving the Claims, that it would be in the best interests of Settlement Class Members to participate in the Settlement in order to avoid the uncertainties of litigation and to assure that the benefits reflected herein are obtained for Settlement Class Members. Further, Class Representatives and Class Counsel consider the Settlement set forth herein to be fair, reasonable, and adequate and in the best interests of Settlement Class Members.

The Settling Defendants, while continuing to deny any violation, wrongdoing, or liability with respect to any and all Claims asserted in the Litigation and all other Released Claims, either on their part or on the part of any of the Released Persons, entered into the Settlement Agreement to avoid the expense, inconvenience, and distraction of further litigation.

VIII.
WHAT DO YOU NEED TO DO NOW?

YOU CAN PARTICIPATE IN THE SETTLEMENT. You must file a Claims Form to be eligible to receive a payment under the Settlement Agreement. You can submit your Claims Form online at www.PFASWaterSettlement.com, or you can download, complete and mail your Claims Form to the Claims Administrator at AFFF Public Water System Claims, PO Box 4466, Baton Rouge, Louisiana 70821. The deadline to submit a Claims Form is DEADLINE DATE.

Regardless of whether you file a Claims Form or receive any distribution under the Settlement, unless you timely opt out as described below, you will be bound by any judgment or other final disposition of the Settlement, including the Release set forth in the Settlement Agreement, and will be precluded from pursuing claims against the Settling Defendants separately if those Claims are within the scope of the Release.

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EXHIBIT 10.1E

YOU CAN OPT OUT OF THE SETTLEMENT. If you do not wish to be a Settlement Class Member, and do not want to participate in the Settlement and receive a Settlement Benefit Check, you may exclude yourself from the Settlement Class by completing and mailing a notice of intention to opt-out (referred to as an “Opt-Out”). Any Person within the Settlement Class who wishes to opt out of the Settlement Class and Settlement must file a written and signed statement entitled “Request for Exclusion” with the Notice Administrator and provide service on all Parties in accordance with Federal Rule of Civil Procedure 5.

To be treated as valid, the Request for Exclusion must be sent via certified or first-class mail to the Notice Administrator, Counsel for the Settling Defendants, and Class Counsel at the addresses below.

Counsel for the Settling Defendants:

Jeffrey M. Wintner Graham W. Meli Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019	Kevin T. Van Wart Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654	Michael T. Reynolds Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019

Class Counsel:

Scott Summy Baron & Budd, P.C. 3102 Oak Lawn Ave., Ste. 1100 Dallas, Texas 75219	Michael A. London Douglas & London 59 Maiden Lane, 6th Floor New York, NY 10038	Paul J. Napoli Napoli Shkolnik 1302 Ponce de Leon San Juan, Puerto Rico 00907
Elizabeth A. Fegan Fegan Scott LLC 150 S. Wacker Drive, 24th Floor Chicago, IL 60606

Notice Administrator:

In re: Aqueous Film-Forming Foams Products Liability Litigation c/o Notice Administrator 1650 Arch Street, Suite 2210 Philadelphia, PA 19103

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EXHIBIT 10.1E

The Request for Exclusion must be received by the Notice Administrator no later than DEADLINE.

The Request for Exclusion must certify, under penalty of perjury in accordance with 28 U.S.C. § 1746, that the filer has been legally authorized to exclude the Person from the Settlement and must provide:

•
an affidavit or other proof of the Settlement Class Member’s standing;

•
the filer’s name, address, telephone, facsimile number and email address (if available);

•
the name, address, telephone number, and e-mail address (if available) of the Person whose exclusion is requested; and

The Request for Exclusion must be received by the Notice Administrator no later than DEADLINE.

Any Person that submits a timely and valid Request for Exclusion shall not (i) be bound by any orders or judgments effecting the Settlement; (ii) be entitled to any of the relief or other benefits provided under this Settlement Agreement; (iii) gain any rights by virtue of this Settlement Agreement; or (iv) be entitled to submit an Objection.

If you own or operate more than one Public Water System and are authorized to determine whether to submit Requests for Exclusion on those Public Water Systems’ behalf, you may submit a Request for Exclusion on behalf of some of those Public Water Systems but not the other(s). You must submit a Request for an Exclusion on behalf of each such Public Water System that you wish to opt out of the Settlement Class. Any Public Water System that is not specifically identified in a Request for Exclusion will remain in the Settlement Class.

Any Settlement Class Member that does not submit a timely and valid Request for Exclusion submits to the jurisdiction of the Court and, unless the Settlement Class Member submits an Objection that complies with the provisions of the Settlement Agreement, shall waive and forfeit any and all objections the Settlement Class Member may have asserted.

YOU CAN OBJECT OR TAKE OTHER ACTIONS. Any Settlement Class Member who has not successfully excluded itself (“opted out”) may object to the Settlement. Any Settlement Class Member who wishes to object to the Settlement or to an award of fees or expenses to Class Counsel must file a written and signed statement designated “Objection” with the Clerk of the Court and provide service on Counsel for the Settling Defendants and Class Counsel at the addresses below in accordance with Federal Rule of Civil Procedure 5. Objections submitted by any Settlement Class Member to incorrect locations shall not be valid.

Exhibit E Page 13

EXHIBIT 10.1E

Clerk of the Court:

Clerk, United States District Court for the District of South Carolina 85 Broad Street Charleston, SC 29401

Counsel for the Settling Defendants:

Jeffrey M. Wintner Graham W. Meli Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019	Kevin T. Van Wart Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654	Michael T. Reynolds Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019

Class Counsel:

Scott Summy Baron & Budd, P.C. 3102 Oak Lawn Ave., Ste. 1100 Dallas, Texas 75219	Michael A. London Douglas & London 59 Maiden Lane, 6th Floor New York, NY 10038	Paul J. Napoli Napoli Shkolnik 1302 Ponce de Leon San Juan, Puerto Rico 00907
Elizabeth A. Fegan Fegan Scott LLC 150 S. Wacker Drive, 24th Floor Chicago, IL 60606

Exhibit E Page 14

EXHIBIT 10.1E

All Objections must certify, under penalty of perjury in accordance with 28 U.S.C. § 1746, that the filer has been legally authorized to object on behalf of the Settlement Class Member and must provide:

•
an affidavit or other proof of the Settlement Class Member’s standing;
•
the filer’s name, address, telephone, facsimile number and email address (if available);
•
the name, address, telephone, facsimile number and email address (if available) of the Person whose Objection is submitted;
•
all objections asserted by the Settlement Class Member and the specific reason(s) for each objection, including all legal support and evidence the Settlement Class Member wishes to bring to the Court’s attention;
•
an indication as to whether the Settlement Class Member wishes to appear at the Final Fairness Hearing; and
•
the identity of all witnesses the Settlement Class Member may call to testify.

The deadline to submit an Objection is DEADLINE DATE.

Settlement Class Members may object either on their own or through any attorney hired at their own expense. If a Settlement Class Member is represented by counsel, the attorney must file a notice of appearance with the Clerk of Court no later than the date ordered by the Court for the filing of Objections and serve such notice on all Parties in accordance with Federal Rule of Civil Procedure 5 within the same time period.

Any Settlement Class Member who fully complies with the provisions for objecting may, at the Court’s discretion, appear at the Final Fairness Hearing to object to the Settlement or to the award of fees and costs to Class Counsel. Any Settlement Class Member who fails to comply with the provisions of the Settlement Agreement for objecting shall waive and forfeit any and all objections the Settlement Class Member may have asserted.

Exhibit E Page 15

EXHIBIT 10.1E

IX.
WHAT WILL HAPPEN AT THE FINAL FAIRNESS HEARING?

Before deciding whether to grant final approval to the Settlement, the Court will hold the Final Fairness Hearing in Courtroom XX of the U.S. Courthouse, 85 Broad Street, Charleston, South Carolina 29401, on DATE. At that time, the Court will determine, among other things, (i) whether the Settlement should be granted final approval as fair, reasonable, and adequate, (ii) whether the Released Claims should be dismissed with prejudice pursuant to the terms of the Settlement Agreement, (iii) whether the Settlement Class should be conclusively certified, (iv) whether Settlement Class Members should be bound by the Release set forth in the Settlement Agreement, (v) the amount of attorneys’ fees and costs to be awarded to Class Counsel, if any, and (vi) the amount of the award to be made to the Class Representatives for their services, if any. The Final Fairness Hearing may be postponed, adjourned, or continued by Order of the Court without further notice to the Class.

X.
HOW CAN YOU GET ADDITIONAL INFORMATION ABOUT THE ACTION, THE PROPOSED SETTLEMENT, THE SETTLEMENT AGREEMENT, OR THE NOTICE?

The descriptions of the Action, the Settlement, and the Settlement Agreement in this Notice are only a general summary. In the event of a conflict between this Notice and the Settlement Agreement, the terms of the Settlement Agreement control. All papers filed in this case, including the full Settlement Agreement, are available for you to inspect and copy (at your cost) at the office of the Clerk of Court, the Settlement website, or online through PACER. A copy of the Settlement Agreement may also be obtained from Class Counsel by contacting them at the addresses or telephone numbers set forth above. Any questions concerning this Notice, the Settlement Agreement, or the Settlement may be directed to Class Counsel. You may also seek the advice and counsel of your own attorney, at your own expense, if you desire.

DO NOT WRITE OR TELEPHONE THE COURT, THE CLERK’S OFFICE, OR DEFENDANT WITH ANY QUESTIONS ABOUT THIS NOTICE, THE SETTLEMENT, OR THE SETTLEMENT AGREEMENT.

Exhibit E Page 16

EXHIBIT 10.1E

XI.
WHAT ARE THE ADDRESSES YOU MAY NEED?

Counsel for the Settling Defendants:

Jeffrey M. Wintner Graham W. Meli Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019	Kevin T. Van Wart Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654	Michael T. Reynolds Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019

If to the Class Representatives, Class Counsel, or Settlement Class Members:

Scott Summy Baron & Budd, P.C. 3102 Oak Lawn Ave., Ste. 1100 Dallas, Texas 75219	Michael A. London Douglas & London 59 Maiden Lane, 6th Floor New York, NY 10038	Paul J. Napoli Napoli Shkolnik 1302 Av. Ponce de Leon San Juan, Puerto Rico 00907
Elizabeth A. Fegan Fegan Scott LLC 150 S. Wacker Drive, 24th Floor Chicago, IL 60606

If to the Notice Administrator:

In re: Aqueous Film-Forming Foams Products Liability Litigation c/o Notice Administrator 1650 Arch Street, Suite 2210 Philadelphia, PA 19103

If to the Claims Administrator:

AFFF Public Water System Claims, PO Box 4466, Baton Rouge, Louisiana 70821

Exhibit E Page 17

EXHIBIT 10.1E

XII.
WHAT YOU MUST INCLUDE IN ANY DOCUMENT YOU SEND REGARDING THE ACTION.

In sending any document to the Notice Administrator, Claims Administrator, the Court, Class Counsel, or Settling Defendants’ Counsel, you must include the following case name and identifying number on any documents and on the outside of the envelope:

In re: Aqueous Film-Forming Foams Products Liability Litigation, MDL No. 2:18-mn-2873 (D.S.C.), this document relates to: City of Camden, et al., v. E.I. DuPont de Nemours and Company, et al., No. 2:23-cv-XXXX-RMG.

You must also include your full name, address, email address, and a telephone number where you can be reached.

XIII.
WHAT IMPORTANT DEADLINES YOU NEED TO KNOW.

Deadline Description	Deadline Trigger	Deadline Date
Deadline to submit Requests for Exclusion	Start of Notice + 60 days	MM/DD/YYYY
Deadline to submit Objections	Start of Notice + 60 days	MM/DD/YYYY
Court’s Final Fairness Hearing	TBD	MM/DD/YYYY
Phase One Public Water System Settlement Claims Form	Effective Date + 60 Days	MM/DD/YYYY
Phase One Special Needs Claims Form	Claims Form Deadline + 45 Days	MM/DD/YYYY
Phase One Supplemental Fund Claims Form	TBD	12/31/2030
Phase Two Testing Claims Form	TBD	MM/DD/YYYY
Phase Two Action Fund Claims Form	TBD	6/30/2026
Phase Two Special Needs Claims Form	Phase Two Action Fund Claims Form Deadline + 45 Days	8/14/2026
Phase Two Supplemental Fund Claims Form	TBD	12/31/2030

________________________________

The Honorable Richard M. Gergel DATED: ______________________

UNITED STATES DISTRICT JUDGE

Exhibit E Page 18

EXHIBIT 10.1E

NOTICE OF DUPONT CLASS ACTION SETTLEMENT

IN RE: [CLASS ACTION COMPLAINT CAPTION]

United States District Court, District of South Carolina – Charleston Division

MDL No. 2:18-mm-2873

PLEASE NOTE, the enclosed correspondence relates to the Settlement with The Chemours Company, The Chemours Company FC, LLC, DuPont de Nemours, Inc., Corteva, Inc., and E.I. DuPont de Nemours and Company n/k/a EIDP, Inc. (each a “Settling Defendant”).

YOU MAY RECEIVE ADDITIONAL CORRESPONDENCE RELATING TO ADDITIONAL SETTLEMENTS WITH OR JUDGMENTS INVOLVING OTHER DEFENDANT(S).

Please be aware that documents associated with one Settling Defendant may appear similar to documents associated with another Settling Defendant. However, each Settlement has its own specific terms and conditions, and each set of documents should be carefully reviewed with this in mind. Please visit www.PFASWaterSettlement.com for more information and to review settlement-related documents.

SETTLEMENT WEBSITE FOR FILING YOUR CLAIM FOR SETTLEMENT PAYMENT

WWW.PFASWATERSETTLEMENT.COM

Login ID: [insert from PNN]

Password: [insert from PNN]

Exhibit E Page 19